UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                                                                                 07059
          (Address of principal executive offices)                                                                                                                                (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05                      Costs Associated with Exit or Disposal Activities.

On November 5, 2008, ANADIGICS, Inc. (the “Company”) announced that it is implementing cost reduction measures across the Company to align its cost structure with near-term demand while preserving its competitive advantage in technology and product performance.  As a result, the Company anticipates eliminating about 100 jobs, approximately a 15% reduction in its workforce worldwide, which it expects to complete by the end of this week.

The reduction in workforce is expected to result in pretax charges related to severance costs and one-time benefits of approximately $2.2 million to $2.4 million in the fourth quarter of this year, substantially all of which will result in cash expenditures.  A copy of the Company’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this filing on form 8-K and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

99.1	Press release of the Company dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      November 5, 2008

ANADIGICS, Inc.

By:  /s/  Thomas C. Shields

Name:  Thomas C. Shields
                                        Title:   Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                                                            Description of Exhibit

99.1	Press release of the Company dated November 5, 2008.